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                                                                     EXHIBIT 4.1

              Incorporated Under the Laws of the State of Delaware

         NUMBER                                               SHARES

           0
                               MLC HOLDINGS, INC.

                             TOTAL AUTHORIZED ISSUE
                     10 Million Shares Par Value $.01 each

                                  COMMON STOCK



         THIS CERTIFIES THAT_________SPECIMEN________, is the owner of ___________________________ (_____) Shares of Capital Stock of

                               MLC HOLDINGS, INC.

which Shares are fully paid and non-assessable and transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of __________________, A.D. 199_.




- ------------------------                                -----------------------
  Secretary                                             President




(C) GOES 509
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For Value Received,________________________ hereby sell, assign and transfer unto _______________________________________ Shares of the Capital Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

         Dated ________________, 1996


                                           ------------------------

     In presence of

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